Exhibit 10.9

KABLE DISTRIBUTION SERVICES, INC. DISTRIBUTION AGREEMENT

AGREEMENT made and entered into at New York, New York this 15th day of February 2007 by and between SALON CITY. INC., a Nevada corporation, whose place of business is at 909 N. Palm Avenue. Ste 311. West Hollywood. CA 90069 (hereafter PUBLISHER) and KABLE DISTRIBUTION SERVICES, INC. a Delaware corporation, with its executive offices at 505 Park Avenue, New York, New York (hereafter DISTRIBUTOR).

1.           DEFINITIONS
(a)
"Completion of Shipping" with respect to each issue of a Publication shall mean the date the PUBLISHER's printer completed shipping all copies of such issue to Distributor's Sales Outlets in accordance with DISTRIBUTOR's shipping instructions as stated on the Printer's Completion Notice.

(b)	"Cover Price" with respect to each issue of a Publication shall mean the suggested retail selling price of such issue specified on the cover of each copy thereof.
(c)
"Distributor's Estimated Final Net Billings" with respect to each issue of a Publication shall mean DISTRIBUTOR's estimate of what the Net Billings of such issue will be at such time as when all Returns have been received from Distributor's Sales Outlets.

(d)	"Distributor's Sales Outlets" shall mean customers of DISTRIBUTOR.
(e)	"Frequency" shall mean the number of times per year a Publication is published and distributed.
(f)	"Net Billings" with respect to each issue of a Publication shall mean Publisher's Gross Billings with respect to such issue, less Return Credits with respect to such issue.
(g)
"Off-Sale Date" with respect to each issue of a Publication shall mean the On-Sale Date of such Publication's next issue or such other date as designated by PUBLISHER and agreed to by DISTRIBUTOR, that all copies of such issue are scheduled to be removed from retail outlets for sale to the general public.

(h)	"On-Sale Date" with respect to each issue of a Publication shall mean the date that such issue is actually placed in retail outlets for sale to the general public across the country.
(i)
"Overpayment" with respect to a specific issue, or with regard to PUBLISHER's account, shall mean where the aggregate amount of all advance payments mode by DISTRIBUTOR to PUBLISHER or for its account, together with all returns, charges, allowances, discounts and other credits or reimbursements incurred or accrued to which DISTRIBUTOR shall be entitled for such issue, or all issues distributed by DISTRIBUTOR, exceeds the amounts due PUBLISHER for a specific issue, or in the aggregate, for all issues then distributed.

(j)
"Printer's Completion Notice" with respect to each issue of a Publication shall mean a notice delivered to DISTRIBUTOR and executed by an appropriate representative of the printer of such issue, which shall certify the specific number of copies of such issue shipped in accordance with DISTRIBUTOR'S instructions, and the date of completion of such shipping,

(k)	"Print Order" shall mean the agreed upon number of copies of a specific issue of the Publication(s) to be printed by PUBLISHER and which DISTRIBUTOR has agreed to distribute.

(l)	"Publisher's Billing Price" with respect to each issue of a Publication shall mean the amount charged DISTRIBUTOR by PUBLISHER for each copy of such issue distributed hereunder.
(m)
"Publisher's Gross Billings" with respect to each issue of a Publication shall mean the product of Publisher's Billing Price with respect to such issue multiplied by the number of copies distributed hereunder in accordance with the Printer's Completion Notice with respect to such issue,

(n)
"Publication(s)" shall mean the title(s) listed on Schedule "A" including any "one-shots," annuals or titles derived therefrom, as amended from time to time to include any additional titles subsequently covered by the terms hereof as provided herein or as provided by agreement of the parties,

~~(o)~~
~~"RDA" shall mean a retail display allowance offered by PUBLISHER or on its behalf, pursuant to PUBLISHER's authorized program, to retailers engaged in the sale-of PUBLISHER's Publication(s) for (i) each copy-sold of each Publication and/or (ii) a specified position in a retailer-sales fixture.~~

(p)
"Returns" with respect to each issue of a Publication shall mean any and all copies of such issue returned for credit by Distributor's Sales Outlets pursuant to Paragraph 9 hereof and for which DISTRIBUTOR has issued such a credit.

(q)	"Return Credit" with respect to each issue of a Publication shall mean the product of Publisher's Billing Price multiplied by the number of Returns of such issue.
(r)	"Settlement" shall mean the time when the Settlement Payment is due under Paragraph 15(d).
(s)	"Territory" shall mean Puerto Rico, U.S. Military over seas and all accounts outside the United States of America and Canada.
~~(t)~~
~~"Non-ID Outlets" shall mean those Distributor's Sales Outlets which ore not generally considered by the industry as one of the "ID Wholesalers" or a sales outlet that sells to retailers who are not serviced by any "ID Wholesalers."~~

~~(u)~~
~~"Non-ID Outlet Provider" shall-mean a third-party provider, such as IPD, Retail-Visions, Kable Specialty Services (formerly Deyco), that sells publications to Non ID Outlets-that it has obtained from DISTRIBUTOR or other national distributors or directly from publishers.~~

2.          GRANT OF RIGHTS
PUBLISHER hereby gives and grants unto the DISTRIBUTOR, effective as of the date of this Agreement, and during the term hereof (and any renewal term thereof) the sole and exclusive right to purchase from PUBLISHER and to resell and distribute throughout the Territory, the Publication(s) of PUBLISHER, except that PUBLISHER reserves the right to sell copies thereof to individual subscribers at subscription prices. All purchases shall be subject to DISTRIBUTOR'S right to receive Return Credits for Returns as set forth in Paragraph 9 hereof.

3.         TERM
(a)
The term of this Agreement shall be for a period of three (3) years from the On-Sale Date of the first issue distributed hereunder and shall include all issues of all Publications whose scheduled On-Sale Date(s) ore prior to the expiration of such period. This Agreement shall automatically continue for successive terms of equal length thereafter unless either party hereto shall give written notice of its intention to terminate ("Notice of Termination") no less than ninety (90) days prior to the lost day of any such term; such Notice of Termination to be sent by as specified in Paragraph 25 of this Agreement.

(b)
It is agreed that the On-Sale Date of the first issue to be distributed hereunder will be no later than two hundred and ten (210) days after the date of this Agreement and that the failure of PUBLISHER to comply with this provision shall give DISTRIBUTOR the unequivocal right to terminate this Agreement upon ten (10) days written notice thereof.

(c)
Any and all of the respective rights and duties of the PUBLISHER and DISTRIBUTOR under this Agreement shall survive its termination with regard to copies of the Publication(s) distributed hereunder, the distribution of which had commenced before such termination.

(d)
Termination of this Agreement for any reason shall not affect any right of either party to receive any money owed by the other party hereunder, the amount of which shall be calculated in the manner which would hove otherwise been required hereby, absent such termination. PUBLISHER shall not have the right to terminate this Agreement at any time that the PUBLISHER is indebted to the DISTRIBUTOR, for any reason whatsoever, without first reimbursing the DISTRIBUTOR to the full amount of such indebtedness.

4.         REPRESENTATIONS
(a)
PUBLISHER'S REPRESENTATIONS.PUBLISHER represents and warrants that (i) it is the sole and exclusive owner of all rights, including but not limited to, copyrights, titles, trademarks, trade names, trade dress, logos, formats, in and to the Publication(s) (collectively the "PUBLISHER'S Rights") and that such PUBLISHER'S Rights are not subject to any liens or encumbrances of any nature (and should said Rights be encumbered or be pursuant to a license, some has been disclosed to DISTRIBUTOR in writing); (ii) the rights herein granted to DISTRIBUTOR have not been granted to any other person, firm, or corporation; (iii) it has the right and authority to enter into this Agreement and to perform the obligations hereunder to be performed by PUBLISHER; (iv) there are no existing contracts, agreements or other arrangements which in any way whatsoever prevent or interfere with the PUBLISHER'S making and entering into this Agreement or performing hereunder; (v) that to the best of PUBLISHER'S knowledge, there are no suits or proceedings pending or threatened against or affecting PUBLISHER which, if adversely determined, would impair the Rights herein granted to DISTRIBUTOR or prevent PUBLISHER from performing hereunder; (vi) it will use its best good faith efforts to ensure that nothing contained in any Publication will be grounds for an action either to prevent distribution thereof or result in any claim for damages or governmental action by reason of the fact that the material contained therein is in violation of any federal, stole or local low or ordinance or in violation of any third party's rights, and (vii) that all actual issues of previously unpublished or re-launched Publication(s) shall substantially conform to the specimen copy(ies) or facsimile(s), or to any specifications or other descriptions, exhibited by PUBLISHER to DISTRIBUTOR prior to publication and distribution, and approved by DISTRIBUTOR.

(b)
DISTRIBUTOR'S REPRESENTATIONS.DISTRIBUTOR represents and warrants that (i) it has the right and authority to enter into this Agreement and to perform the obligations hereunder to be performed by DISTRIBUTOR; (ii) there ore no existing contracts, agreements or other arrangements which in any way whatsoever prevent or interfere with the DISTRIBUTOR'S making and entering into this Agreement or performing hereunder; and (iii) that to the best of DISTRIBUTOR'S knowledge, there are no suits or proceedings pending or threatened against or affecting DISTRIBUTOR which, if adversely determined, would impair the rights herein granted to DISTRIBUTOR or prevent DISTRIBUTOR from performing hereunder.

5.         FIRST OPTION
DISTRIBUTOR shall hove the first option to purchase from PUBLISHER, and to resell and distribute any and all additional periodical(s) or publication(s) intended to be published by PUBLISHER during the term of this Agreement (or any other renewal term thereof) on the same terms and conditions as set forth in this Agreement. PUBLISHER shall promptly notify the DISTRIBUTOR in writing of its intention to publish and distribute any such additional publications), and DISTRIBUTOR shall, within fifteen (I5) days after receipt of said written notification, advise PUBLISHER of its willingness or refusal to distribute any such additional publication(s).

6.         NUMBER OF COPIES, COVER PRICE AND FREQUENCY
(a)
The Cover Price, the Print Order and the Frequency of each issue of the Publication(s) shall be as PUBLISHER and DISTRIBUTOR shall mutually agree upon, approval not to be unreasonably withheld by DISTRIBUTOR. PUBLISHER agrees to deliver, or promptly cause to be delivered, and DISTRIBUTOR agrees to distribute, the agreed upon number of copies of each issue of the Publications) with the assigned bipod number, Universal Product Code Symbol and Cover Price imprinted on the front cover of each copy thereof to DISTRIBUTOR'S Sales Outlets designated by DISTRIBUTOR in accordance with DISTRIBUTOR'S shipping instructions. PUBLISHER further agrees that only copies distributed by DISTRIBUTOR shall have the Universal Product Code Symbol and the bipod number assigned by DISTRIBUTOR imprinted on the front cover.

(b)
In the event that PUBLISHER and DISTRIBUTOR do not mutually agree upon Cover Price, Print Order and/or the Frequency of each issue, PUBLISHER shall hove the option to require DISTRIBUTOR to take, and use its best efforts to sell, such copies, subject to the following: (i) in the case there is no mutual agreement on the Print Order to be distributed to DISTRIBUTOR'S Sales Outlets, DISTRIBUTOR shall calculate any advances that may be due pursuant to Section 15 using an amount equal to the average number of copies distributed by DISTRIBUTOR for such Publication(s) for the twelve (12) month period prior to the issue for which disagreement exists when calculating PUBLISHER's Gross Billings and Distributor's Estimated Final Net Billings; (ii) in the case there is no mutual agreement on the Cover Price, DISTRIBUTOR shall pay advances in an amount equal to the Cover Price for the immediately preceding issue of the Publication in question; (iii) in the case there is no mutual agreement on the Frequency, DISTRIBUTOR shall pay advances only on the frequency agreed upon in Schedule "A" hereto. The calculations contained in 6(b)(i), (ii) and (iii) shall be in effect until three (3) issues with the new Print Order, Cover Price or Frequency have reached Settlement under Paragraph 15(d), after which the provisions of Paragraph 15(b) and (c) will apply.

7.         TRANSPORTATION AND RELATED COSTS
PUBLISHER shall pay all transportation costs, including without limitation, insurance costs, ~~Canadian Goods and Service Tax (hereafter GST)~~, import-export charges or tariffs and other duties, relating to the shipment of each issue of the Publication(s) to Distributor's Sales Outlets.

8.         PUBLISHER'S BILLING PRICE, FOREIGN CURRENCY
(a)
The Publisher's Billing Price to DISTRIBUTOR shall be in accordance with the price(s) set forth in Schedule "A"; provided, however, that upon any change in the Cover Price of a Publication, the Publisher's Billing Price shall automatically be revised pro rata with respect to the issues with the changed Cover Price so that the ratio of Publisher's Billing Price to Cover Price shall remain consistent with that determined by reference to the prices then in effect in Schedule "A", which shall, following each change in Cover Price, be deemed amended with or without a written amendment as otherwise required by Paragraph 29(a).

(b)
All monies which may be due PUBLISHER pursuant to the terms of this Agreement shall be paid in United States dollars. PUBLISHER will reimburse DISTRIBUTOR for any losses realized by DISTRIBUTOR due to a difference in foreign exchange rates, including those of Canada, on monies received from Distributor's Sales Outlets in payment for Publication(s) distributed hereunder, and DISTRIBUTOR agrees to pay PUBLISHER any gains realized due to said difference. DISTRIBUTOR has the right to make any adjustments for foreign exchange rates prior to making any payment(s) to PUBLISHER.

9.         RETURNS
(a)
DISTRIBUTOR has the option and is authorized to accept as Returns from Distributor's Sales Outlets the following: whole copies, front covers, headings of front covers, and affidavits or statements of returns including those electronically transmitted, of the Publication(s). DISTRIBUTOR has the exclusive right to determine the method of return from Distributor's Sales Outlets. DISTRIBUTOR is specifically authorized by PUBLISHER to destroy or arrange for the destruction of said Returns at any time after receiving same in any manner deemed suitable by DISTRIBUTOR, unless at least thirty (30) days prior to the On-Sale Date of any particular issue of the Publication(s), PUBLISHER shall have given DISTRIBUTOR notice in writing of PUBLISHER'S request that the Returns of said issue be held for thirty (30) days after date of Settlement with respect thereof, if available, so that PUBLISHER can audit said Returns at its own cost and expense. Said audit and count must be mode by PUBLISHER during such thirty (30) day period at the particular place of storage thereof maintained by DISTRIBUTOR at such time. PUBLISHER agrees not to request more than one (1) audit per year per Publication unless, as a result of two (2) or more prior audits, substantial discrepancies were discovered by PUBLISHER.  PUBLISHER shall reimburse DISTRIBUTOR for its expenses in connection with any such audits.

(b)
In the event that DISTRIBUTOR has not received all Returns of any issue(s) distributed hereunder from any of the Distributor's Sales Outlets for any reason, including without limitation, that such outlets or that any one of them (i) are subject to the appointment of a receiver, or (ii) ore adjudicated a bankrupt after filing of a petition of voluntary or involuntary bankruptcy, or (iii) ore reorganized or managed by a trustee or committee of creditors under the Federal Bankruptcy Act, or (iv) are dissolved, terminated or no longer in business, or (v) are destroyed by fire, flood or other disaster, or (vi) are unable to return all unsold copies of any such issue due to strikes, lockouts, other labor disputes, casualty, bankruptcy or for any other reason, then DISTRIBUTOR shall be entitled to charge PUBLISHER for Returns from such Distributor's Sales Outlets, in on amount equal to the product of the average return percentage of the applicable Distributor's Sales Outlet(s) for such Publication(s) for the twelve (12) month period (or such lesser period if applicable) prior to the issue(s) for which DISTRIBUTOR has not received all Returns, multiplied by the number of copies received by said Distributor's Sales Outlet(s) for such issues(s).

(c)
In the event PUBLISHER desires to receive whole copy Returns, written notice of the quantities thereof desired, and the address to which such whole copy Returns shall be sent, shall be supplied to DISTRIBUTOR not less than thirty (30) days prior to the On-Sale Date of such issue. PUBLISHER shall pay DISTRIBUTOR its then standard packing and handling fees for whole copy returns received and/or shipped by DISTRIBUTOR. PUBLISHER shall also reimburse DISTRIBUTOR for all direct costs incurred by DISTRIBUTOR, including all shipping costs, all container costs and all costs charged by Distributor's Sales Outlets, for arranging, receiving and delivering such whole copy Returns. Upon receipt of such written notice requesting whole copy Returns, the sole obligation of DISTRIBUTOR in this regard shall be to make written request for the same from Distributor's Sales Outlets, it being understood and agreed that nothing herein contained shall require DISTRIBUTOR to take any other action with respect to such request. PUBLISHER represents and warrants that it will only use said whole copy Returns to fulfill subscription orders or for other purposes, provided that PUBLISHER has employed safeguards, reasonably satisfactory to DISTRIBUTOR, that ensure that such whole copy returns do not re-enter DISTRIBUTOR'S system.

10.        RDA – Deleted

11.       DISCOUNTS AND ALLOWANCES
PUBLISHER shall pay DISTRIBUTOR for any and all discounts and allowances, which are in excess of DISTRIBUTOR'S national billing discount for each Publication, made by DISTRIBUTOR to any of Distributor's Sales Outlets in locations where special labor conditions and/or other situations and conditions exist causing such discounts or allowances, together with any other discounts, allowances and programs issued by PUBLISHER.

12.        RISK OF LOSS; SHORTAGES, ETC.
Any loss, shortage, destruction of, or damage to copies of any issue(s) of each Publication, including, but not limited to, any loss, shortage, or damage to such copies as reported by DISTRIBUTOR'S Sales Outlets and for which credits are claimed, or to any Returns as defined in Paragraph 9 hereof, shall at all times be at the risk of and be borne solely by PUBLISHER, and DISTRIBUTOR shall be entitled to charge PUBLISHER's account with DISTRIBUTOR for such copies, and some may be deducted by DISTRIBUTOR from any sums otherwise due PUBLISHER. The parties specifically agree that credits granted to DISTRIBUTOR's Sales Outlets by DISTRIBUTOR for shortages, lost or damaged copies shall be conclusive and binding upon the PUBLISHER, and upon PUBLISHER's written request DISTRIBUTOR shall furnish to PUBLISHER such information DISTRIBUTOR may hove with respect to any loss, shortage, destruction or damage. The right and responsibility of filing any shortage claims with the shipper of record and/or carrier is the obligation of the PUBLISHER; provided, however, that DISTRIBUTOR shall assist PUBLISHER in the filing of such claims. In the event that DISTRIBUTOR shall recover any part of such loss, then the DISTRIBUTOR shall include same in Net Billings and shall charge PUBLISHER the DISTRIBUTOR'S actual costs, including counsel fees and other expenses, incurred in recovering such loss; however, DISTRIBUTOR shall not be under any obligation to institute any action or proceeding for recovery of any such loss. In the event PUBLISHER recovers any part of such loss directly from the shipper or other third party, PUBLISHER will pay DISTRIBUTOR a sum equal to the amount DISTRIBUTOR would have earned if such recovery were included in Net Billings for such Publication, or in the alternative, DISTRIBUTOR may deduct such sums from any payments thereafter due PUBLISHER or charge PUBLISHER's account.

13.        PROMOTION AND SOLICITATION COSTS
PUBLISHER shall at its own expense provide DISTRIBUTOR with reasonable quantities of promotional materials for DISTRIBUTOR's use. PUBLISHER shall pay DISTRIBUTOR far all direct costs in connection with all promotion and solicitation mailings, including those associated with PUBLISHER'S RDA program, made for PUBLISHER'S Publications. If PUBLISHER requests DISTRIBUTOR to incur advertising or promotional expenses on behalf of PUBLISHER or for any of the Publication(s), PUBLISHER shall pay DISTRIBUTOR for all such expenses.

14.        MISCELLANEOUS CHARGES
PUBLISHER shall pay DISTRIBUTOR for the following charges:
~~(a)~~	~~Administration fee of DELETED.~~

(b)
Fee of DELETED dollars for producing a galley for any issue which is cancelled or for producing any additional shipping galleys occasioned by PUBLISHER's errors, omissions or failure to notify DISTRIBUTOR of changes on a timely basis.

(c)           Any reshipment charges incurred by DISTRIBUTOR.

(d)	Any other charges or expenses incurred by DISTRIBUTOR specifically on PUBLISHER's behalf or for its Publication(s).

15.        PAYMENTS TO PUBLISHER
DISTRIBUTOR shall pay PUBLISHER the Net Billings of each issue of each Publication distributed pursuant to this Agreement, less all credits to which DISTRIBUTOR shall be entitled, as follows:

~~(a)~~
GST Advance Payment:  ~~DISTRIBUTOR shall advance and pay on PUBLISHER'S behalf.-an amount equal to the Goods and Services Tax ("GST") required to be paid to the Canadian government with respect-to the copies of each issue of the Publications distributed in Canada; said GST advance to ho deducted from the Initial Advance Payment required in-sub paragraph li(b) hereof,-and the GST Advance shall be repaid by DISTRIBUTOR to PUBLISHER DELETED after payment by DISTRIBUTOR of the Initial Advance Payment for such issue.~~

(b)
Initial Advance Payment:  On the DELETED day after the on-sale date, DISTRIBUTOR shall pay PUBLISHER on amount equal to DELETED of Distributor's Estimated Final Net Billings commencing with the  first issue, less the GST Advance Payment for such issue and less a reasonable reserve for discounts and allowances pursuant to paragraph 11, such reserve to be accounted for at the time of the Second Advance Payment under sub-paragraph 15(c). The Initial Advance Payment shall continue on subsequent issues if in DISTRIBUTOR'S judgment the sales warrant them. It is understood and agreed that DISTRIBUTOR'S obligation to make the Initial Advance Payment for any issue shall be conditioned upon timely shipment by PUBLISHER of the particular issue to meet its scheduled On Sale Date, and that PUBLISHER is in compliance with all of the terms of this Agreement.

(c)
Second Advance Payment:  On the DELETED day following the Off-Sale Date of such issue of each Publication, DISTRIBUTOR shall pay PUBLISHER an amount equal to DELETED of Distributor's Estimated Final Net Billings with respect to such issue, less the aggregate amount of the following: the Initial Advance Payment made by DISTRIBUTOR to PUBLISHER for such issue, the GST Advance Payment, and all charges, allowances, discounts, other advances and other credits and reimbursements incurred or accrued to which DISTRIBUTOR shall be entitled. If, at the time of the Second Advance Payment date of any issue, the previous advances mode by DISTRIBUTOR to PUBLISHER for that issue exceed the amount due as a result of the Second Advance Payment calculation, then DISTRIBUTOR may deduct such excess from any monies due or thereafter due PUBLISHER pursuant to this Agreement or any other Agreement between the parties, or alternatively, DISTRIBUTOR shall have the option to invoice PUBLISHER for such excess, and PUBLISHER agrees to pay such invoice within ten (10) days thereafter.

(d)
Settlement Payment:  On the DELETED day following the Off-Sale Date of such issue of each Publication DISTRIBUTOR shall pay PUBLISHER an amount equal to the Net Billings with respect to such issue, less the aggregate amount of the following: all advance payments made by DISTRIBUTOR to PUBLISHER or for its account, and all charges, allowances, discounts and other credits or reimbursements incurred or accrued to which DISTRIBUTOR shall be entitled for such issue or which hove been incurred or accrued by DISTRIBUTOR for other issues and which were not previously deducted, and any reserve DISTRIBUTOR, in its sole reasonable judgment, estimates is needed for Return Credits for Returns and RDA claims and yet to be received. The calculation of the Settlement Payment shall be set forth on a "PUBLISHER Statement" prepared by the DISTRIBUTOR and sent at the time of the Settlement Payment to PUBLISHER together with the amount shown due, if any. In the event that the PUBLISHER Statement indicates on Overpayment or other amount due DISTRIBUTOR, then DISTRIBUTOR may deduct such Overpayment from any monies due or thereafter due PUBLISHER, and/or require PUBLISHER to pay DISTRIBUTOR for such Overpayment within five (5) business days after request for same.  Any Returns received and/or charges or credits incurred or accrued by DISTRIBUTOR with respect to any issue of PUBLISHER'S Publication(s) subsequent to the preparation of the PUBLISHER Statement with respect to such issue of the Publications) shall be included as a credit to DISTRIBUTOR on any subsequent PUBLISHER Statement and deducted from any monies thereafter payable to PUBLISHER, or DISTRIBUTOR at its option may require PUBLISHER to pay DISTRIBUTOR for any such charges and credits within five (5) business days after request for some. PUBLISHER agrees to accept any PUBLISHER Statement from DISTRIBUTOR as an account stated and the items therein enumerated as true and correct, except as to any specific item or items appearing therein to which the PUBLISHER may object in writing within thirty (30) days from the date of the mailing of said Statement.

(e)
If, at any time after an issue has been On-Sale for at least thirty (30) days, the DISTRIBUTOR, in its reasonable judgment, determines that the total of advance payments, disbursements, allowances, discounts and other credits incurred or accrued for which DISTRIBUTOR shall be entitled to reimbursement, are in excess of Distributor's Estimated Final Net Billings with respect to such issue, then DISTRIBUTOR may deduct any such excess from any payments thereafter due PUBLISHER, or DISTRIBUTOR at its option may require PUBLISHER, and PUBLISHER agrees, to pay DISTRIBUTOR for such excess within five (5) business days following DISTRIBUTOR's request for same.

(f)
Notwithstanding anything in this Agreement to the contrary, DISTRIBUTOR may at any time withhold any funds otherwise due PUBLISHER and apply same to any monies due and owing to DISTRIBUTOR from PUBLISHER.

(g)           No advances or other payments shall be payable by DISTRIBUTOR to PUBLISHER:

(i)	For any issue(s) for which DISTRIBUTOR has exercised its right not to distribute pursuant to Paragraph 19 hereof, or

(ii)	For any issue(s) of any Publication if DISTRIBUTOR has reason to believe PUBLISHER will not continue to publish further issues of said Publication as provided for in this Agreement, or

(iii)
For the last two (2) issues of each Publication to be distributed by DISTRIBUTOR for PUBLISHER hereunder subsequent to the giving by either party to the other a Notice of Termination pursuant to Paragraph 3 of this Agreement.

(h)
Final Settlement Payment.  The Final Settlement Payment for the last two (2) issues of each Publication to be distributed by DISTRIBUTOR under this Agreement, or for the two (2) issues immediately preceding a Notice of Termination pursuant to Paragraph 15(g)(iii), shall be made by DISTRIBUTOR to PUBLISHERDELETED days after the Off-Sale Date of the last issue of all Publication(s) being terminated. DISTRIBUTOR shall be entitled to withhold a reasonable reserve from the sum otherwise due PUBLISHER from the Settlement Payment of such last two (2) issues. Said reserve shall be in an amount equal to (i) DISTRIBUTOR'S estimate of Return Credits for Returns yet to be received, (ii) DISTRIBUTOR'S estimate of RDA claims yet to be received from retailers participating in PUBLISHER'S RDA program as set forth in Paragraph 10 hereof, {iii) the amount which DISTRIBUTOR estimates will be needed to reimburse DISTRIBUTOR for charges, allowances and discounts to be made or given on behalf of PUBLISHER and, (iv) for such other credits for which DISTRIBUTOR will be entitled to be reimbursed, which will or may be incurred subsequent to the preparation of the PUBLISHER Statement for such last two (2) issues. In the event that such reserve is insufficient, PUBLISHER agrees to pay DISTRIBUTOR any such sums within ten (10) days following DISTRIBUTOR'S request thereof.

(i)
The parties agree that payment(s) for copies of Publications distributed to Distributor's Sales Outlets located outside the United States of America and Canada will be made DELETED later than the dates indicated in Paragraphs 15(c), 15(d) and 15(h).

(j)
Any and all Overpayments shall be repaid by PUBLISHER to DISTRIBUTOR upon termination of this Agreement or at such time as DISTRIBUTOR shall have discontinued distributing, for any reason whatsoever, any Publication, or any particular issue of any Publication.

(k)	The respective obligations of PUBLISHER and DISTRIBUTOR under this Paragraph 15 shall survive the termination of this Agreement.

16.        INDEMNIFICATION
(a)
PUBLISHER shall indemnify, hold harmless and promptly reimburse the DISTRIBUTOR, and Distributor's Sales Outlets and their retail outlets and all of their respective officers, directors, employees, agents and representatives (here collectively referred to as Distributor Indemnities), from and against any losses, damages, fines, judgments, expenditures, claims, reasonable counsel fees, legal and court expenses, bond and bail charges and premiums, as well as any and all other costs of any kind or nature, resulting from defending or settling any claims, civil or criminal actions or proceedings and/or supplementary proceedings, or in connection with any inquiries, proceedings or actions by any federal, state, local and/or any other governmental agencies or authorities (collectively "Claims") which in anyway relate to, or arise from or by reason of: (i) the title, contents or any printed matter contained within any of the Publication(s), including, but not limited to, editorial contents, photographs, pictures, cartoons, caricatures, drawings or other artwork, advertisements, and classifieds, whether contained on any cover, or any page or advertisement contained in or for said Publication(s), or any promotional material for PUBLISHER or the Publication(s); (ii) the breach or alleged breach of any of PUBLISHER'S representations and warranties contained in Paragraph 4 of this Agreement, (iii) any services performed, or terms or programs offered by DISTRIBUTOR pursuant to the specific request of PUBLISHER, or pursuant to incorrect information supplied by PUBLISHER, or (iv) any other act of PUBLISHER or omission relating to or affecting the distribution or sale of the Publication(s) or relating to or affecting the services performed by any of the Distributor indemnities in connection with the Publications.

(b)
DISTRIBUTOR shall indemnify, hold harmless and promptly reimburse the PUBLISHER and its officers, directors, employees, agents and representatives (here collectively referred to as PUBLISHER indemnities), from and against any losses, damages, fines, judgments, expenditures, claims, reasonable counsel fees, legal and court expenses, bond and boil charges and premiums, as well as any and all other costs of any kind or nature, resulting from defending or settling any third party claims, civil or criminal actions or proceedings and/or supplementary proceedings, or in connection with any inquiries, proceedings or actions by any federal, state, local and/or any other governmental agencies or authorities (collectively "Claims") relating to (i) the breach or alleged breach of any of DISTRIBUTOR'S representations and warranties contained in Paragraph 4 of this Agreement, or (ii) any wrongful act or omission of DISTRIBUTOR arising from the services performed hereunder by DISTRIBUTOR, except DISTRIBUTOR shall have no liability under this subparagraph 16(b) for the following: (1) where any Claims arose from services performed by DISTRIBUTOR pursuant to the specific request of PUBLISHER; (2) where any Claims arose pursuant to incorrect information supplied by PUBLISHER; (3) from discounts and allowances pursuant to Paragraph 11 of this Agreement; or (4) unless such Claims arise from DISTRIBUTOR'S intentional acts not in the ordinary and usual course of DISTRIBUTOR'S business activities and/or are outside usual or common industry practices and activities. If any such is claim is brought against two or more national distributors and/or PUBLISHER's on common issues of fact or low, it shall be presumed that such a claim is not one for which DISTRIBUTOR shall be liable to indemnify, hold harmless or otherwise reimburse PUBLISHER.

(c)
If any such Claim is brought or made against the aforesaid Indemnities, such Indemnities shall have the right, at the indemnifying party's expense, to retain counsel of its own choosing for itself, and in the case of Distributor's indemnities, DISTRIBUTOR shall have the right to (i) retain counsel of its own choosing for itself and/or Distributor's Sales Outlets and/or their retail outlets and/or (ii) authorize the retention of counsel by Distributor's Sales Outlets and/or their retail outlets. If the indemnifying party shall also be named a party thereto, such party shall hove the right to its own counsel at its expense. The indemnified party shall give the indemnifying party notice of any such suits, proceedings, actions, claims or demands as soon as practicable after receipt of same. Participation in the defense of any action by a party's counsel at such party's cost and expense shall not affect the indemnifying party's obligation to indemnify hereunder.

(d)
Both parties agree that neither shall have the right to compromise or settle any Claim in which the other is named unless said other party is given ten (10) days notice and the opportunity to join in such compromise or settlement which shall result in a full and final release of all Claims against both parties.

(e)
During the pendency of any such Claim, DISTRIBUTOR may withhold payments as security, to the extent reasonably necessary, which otherwise would be due to the PUBLISHER under this or any other agreement between PUBLISHER and DISTRIBUTOR.  DISTRIBUTOR may apply the payments so withheld to satisfy in whole or in part, PUBLISHER'S obligations under this Paragraph 16.

(f)	PUBLISHER will name DISTRIBUTOR as an additional named insured under any PUBLISHER'S liability insurance carried by PUBLISHER and will deliver a certificate of such insurance to DISTRIBUTOR.

(g)           Each party's respective obligations hereunder shall survive the termination of this Agreement.

17.        GALLEYS AND SHIPPING INSTRUCTIONS
DISTRIBUTOR shall supply the PUBLISHER, or at PUBLISHER's request, its printer or forwarding agent with one set per issue of shipment galleys, shipping instructions and labels designating the names and addresses of Distributor's Sales Outlets specifying the number of copies of each issue of each Publication to be sent to each of them or computer topes containing such information or electronically transmit such information, sufficiently in advance of the Completion of Shipping with respect to such issue so that such issue can he shipped to arrive at Distributor's Sales Outlets receiving point(s) prior to the On-Sale Date of such issue.

18.        ACCESS TO RECORDS
DISTRIBUTOR shall give PUBLISHER or its duly authorized representatives, during business hours, reasonable access on an annual basis to DISTRIBUTOR's draw, sale and Return figures relating to each issue of the Publication(s) and other necessary records in support of all items of charges and credits made by DISTRIBUTOR to PUBLISHER pursuant to this Agreement, and shall permit PUBLISHER at its own cost and expense reasonable access, to inspect and make copies of the same; said records to be maintained for a period of twelve (12) months following the Off-Sale Date of each issue of each Publication.

19.        DISTRIBUTOR'S RIGHT TO REFUSE DISTRIBUTION
Anything to the contrary in this Agreement notwithstanding, in conjunction with a good faith attempt to give prior notice to PUBLISHER, and time permitting, and without incurring any liability thereof, the DISTRIBUTOR may, refuse to distribute any issue(s) of any Publication(s) covered by this Agreement, or at its option exercise the right to terminate this Agreement, if it comes to the attention of DISTRIBUTOR, at any time through an officer of the court, that such issue(s) may contain matter in violation of law or the rights of any third party, or if such Publication shall be refused the use of the moils by the United States Postal Service or such public corporation as may then exist for the handling of mail, or if any such issue is refused entry into the United States or Canada. In the event DISTRIBUTOR refuses distribution hereunder with respect to an issue of a Publication no payments shall be due PUBLISHER under Paragraph 15 with respect to such issue. Distribution of any issue of any Publication(s) covered by this Agreement or receipt of promotional copies does not and shall not establish nor constitute knowledge or approval by the DISTRIBUTOR of the contents of such issue. The PUBLISHER is aware that DISTRIBUTOR does not regularly, and is not obligated to, examine or pass upon any issues of the Publication(s). Nothing contained in this Paragraph 19 shall affect any rights of DISTRIBUTOR under Paragraph 16.

20.        FORCE MAJEURE
Neither party shall be liable for any damage due to causes beyond its control, including but not limited to, acts of civil or military authority, orders, rules or other actions by appropriate regulatory authorities, labor difficulties, fire, flood, power failure, or other natural or human catastrophes, acts of God, national emergencies, quarantine, insurrection, riots and failure of transportation and equipment, nor shall any of the above be deemed a default by either party.

21.       RELATIONSHIP OF PARTIES
It is understood and agreed that the relationship between PUBLISHER and DISTRIBUTOR is that of creditor and debtor. All monies paid by, or due and owing from Distributor's Sales Outlets for copies of said Publication(s) not returned to DISTRIBUTOR, ore and shall at all times belong to and remain the absolute property of the DISTRIBUTOR. It is further agreed that DISTRIBUTOR is not the agent of the PUBLISHER except in connection with any services performed pursuant to Paragraph 10 of this Agreement, nor is PUBLISHER the agent of DISTRIBUTOR. Further, this Agreement does not constitute and shall not be construed as constituting a partnership of joint venture between PUBLISHER and DISTRIBUTOR. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, except as otherwise specifically set forth herein, and nothing herein contained shall give, or is intended to give, any right of any kind whatsoever to any third persons.

22.        ASSIGNMENTS, RIGHT TO TERMINATE, SALE OF ASSETS
(a)
Right of Assignment of Agreement.  Neither party shall hove the right to assign or otherwise transfer its interest in this Agreement without the prior written consent of the other party hereto, such consent not to be unreasonably withheld. Any consent granted by either party to any such assignment or transfer shall not be deemed a waiver, in any subsequent case, of the prohibition contained herein. However, nothing herein contained shall prevent either party hereto from assigning this Agreement to any third party (hereinafter "assignee") in connection with the sale or transfer of:

(i)   all or substantially all of the assets of such assigning party
(ii)  the sale or transfer of a division of an assigning party provided the assignee assumes all liabilities and obligations of the assigning party.

(b)
Right of Assignment of Payments from DISTRIBUTOR.  Nothing herein contained shall be construed to prevent PUBLISHER from assigning any right to receive any advance(s) or payment(s) which the DISTRIBUTOR may make to the PUBLISHER under this Agreement to any printer in connection with the production of any particular issue of any Publication covered by the Agreement provided, however, that such assignment shall be on a form provided by DISTRIBUTOR and shall expressly state therein that at all times the some is subject and subordinate in all respects to any and all of the rights of DISTRIBUTOR under this Agreement and under any other agreement between PUBLISHER and DISTRIBUTOR , and provided further that a copy of such assignment shall be first submitted and approved by DISTRIBUTOR at least forty (40) days prior to the On-Sale Date of the particular issue. PUBLISHER agrees to pay DISTRIBUTOR a thirty-five ($35.00) dollar administration fee for each assignment processed by DISTRIBUTOR, payable at the time the assignment is delivered to DISTRIBUTOR.

(c)
Obligations of PUBLISHER on Sale or Transfer of Assets.  In the event PUBLISHER enters into an agreement to (i) sell, transfer or dispose of all or substantially all of the assets of PUBLISHER, or (ii) sell, transfer, assign, license or otherwise relinquish or dispose of any of its rights to any or all of the Publication(s) or their title(s) or trademark(s) covered under, or distributed pursuant to, this Agreement, to a third party (hereinafter "Acquiring Party"), then PUBLISHER guarantees that any such agreement between PUBLISHER and Acquiring Party shall contain a provision requiring at DISTRIBUTOR'S option, that either any such Acquiring Party be bound by and enter into an agreement assuming all the terms and conditions of this Agreement, relating to the title or titles acquired, including any liabilities to DISTRIBUTOR hereunder, or in the alternative, that the Acquiring Party enter into a New Distribution Agreement with DISTRIBUTOR under the same terms and conditions of this Agreement for a term equal to the then remaining term of this Agreement. However, any such sale, transfer, assignment or license, or the entering into of a New Distribution Agreement, shall not relieve PUBLISHER of any existing or estimated obligation or liability to DISTRIBUTOR, or any subsequent obligation or liability if same concerns Publications distributed prior to such sale, transfer, assignment or license (hereafter "Continuing Obligations"). Any existing obligation together with any DISTRIBUTOR'S estimate of any sums to be owed, shall be paid by PUBLISHER prior to such sale, transfer, assignment or license of any Publications. Any continuing obligations of PUBLISHER shall be paid by PUBLISHER to DISTRIBUTOR upon demand. DISTRIBUTOR has the right to require that any proceeds to be paid by an Acquiring Party to PUBLISHER should first be paid to DISTRIBUTOR to satisfy any sums owed or estimated to be owed to DISTRIBUTOR by PUBLISHER hereunder. In the event that PUBLISHER fails to comply with its obligations hereunder and/or the Acquiring Forty refuses to be bound by all the terms and conditions of this Agreement with respect to the acquired Publications, or that the Acquiring Party foils to enter into its own new Distribution Services Agreement with DISTRIBUTOR under the same terms, conditions and obligations of this Agreement, PUBLISHER shall pay DISTRIBUTOR a Termination Fee equal to the revenue DISTRIBUTOR estimates it would have received for the remainder of the applicable Term of this Agreement.

23.        ONE - SHOTS AND/OR ANNUALS
Any one-shots and/or annuals derived from any of the Publication(s) as may hereafter be published shall be included in this Agreement on the same terms and conditions as set forth herein. Notwithstanding the foregoing, in the event the DISTRIBUTOR wishes to change the amount and/or timing of advance payments and the timing of Settlement, the parties hereby agree to negotiate in good faith as to the amount and timing of such payments.

24.       WAREHOUSING
In the event that any Publication(s) or other materials of PUBLISHER are stored at DISTRIBUTOR'S warehouse(s), PUBLISHER agrees to pay DISTRIBUTOR its standard handling and storage costs as they may be increased from time to time. PUBLISHER acknowledges and agrees that DISTRIBUTOR is not liable for any losses to copies of Publications or other materials stored at DISTRIBUTOR'S warehouse(s) occasioned by fire, water damage, natural catastrophes, acts of God and/or theft, and that it is the obligation of the PUBLISHER to obtain insurance to cover any such loss at its own expense. DISTRIBUTOR reserves the right to limit the amount of space allotted to PUBLISHER. PUBLISHER agrees to remove any Publication(s) or other material from DISTRIBUTOR's premises upon thirty (30) days notice. In the event PUBLISHER does not remove its property within such thirty (3D) day period, DISTRIBUTOR may remove and dispose of same as it sees fit at PUBLISHER's expense.

25.        NOTICES
Except as otherwise specifically provided herein, all notices permitted or required hereunder shall be in writing and shall be given by receipted personal delivery, registered or certified moil, or Federal Express (or similar overnight delivery service), at the respective addresses set forth below, or at such other address or addresses as may be designated by either party. Such notices shall be deemed given when moiled or delivered to the post office or such overnight delivery service, except that a notice of change of address shall be effective only from the date of its receipt. A copy of each notice shall be sent simultaneously to the following and/or to such other person(s) or address(es) as such parties shall designate to the other by written notice.

TO DISTRIBUTOR:                                                                                     TO PUBLISHER:
Kable Distribution Services, Inc.                                                                        Salon City, Inc.
Attention: President                                                                                          Attention: President
505 Park Avenue                                                                                              909 N. Palm Ave. Ste 311
New York, NY 10022                                                                                      West Hollywood. CA 90069

with a copy to:
Kable Distribution Services, Inc.
Attention: Vice President of Finance
16 South Wesley Avenue
Kable Square
Mount Morris, IL 61054

26.       NON-DISCLOSURE
(a)
The parties each acknowledge that the terms and conditions contained in this Agreement constitute confidential business information, and that therefore, each agree that they, their representatives, agents and employees will not disclose the terms and conditions of this Agreement to any person or organization except as otherwise provided in subparagraph (b) of this Paragraph 26.

(b)           Notwithstanding the provisions of subparagraph (a) of this Paragraph 26 to the contrary,
(i)
Either party may disclose the provisions of this Agreement to any potential purchaser, assignee, or licensee of any Publication or other asset of such party or to underwriters, accountants, lawyers, bankers or other lenders, or such other party or parties as such party may reasonably require in the ordinary course of business; provided that such potential purchaser, assignee, licensee, underwriter, accountant, lawyer, banker or other lender, or other party agree in writing to hold the provisions of this Agreement confidential in the same manner as required by the terms of this Paragraph 26; and

(ii)
Either party may disclose the existence or provisions of this Agreement if required to do so by any court order or subpoena, or if in the reasonable opinion of its counsel it is required to do so by any state or Federal securities or other law or regulation; and

(iii)	Either party may disclose the existence or any provisions of this Agreement if any such information has already been publicly disclosed.

27.       CONSTRUCTION
This Agreement shall be governed by and construed in accordance with the lows of the State of New York applicable to agreements executed and fully performed therein. The courts of New York (stole and federal) will have exclusive jurisdiction over any controversies regarding this Agreement: any action or proceeding which involves such a controversy will be brought only in those courts, in New York County. Any process in any such action or proceeding may, among other methods, be served by delivery or certified mail, return receipt requested. Any such delivery or mail service shall be deemed to have the some force and effect as personal service within the State of New York.

28.        HEADINGS
The headings in this agreement are for convenience or reference only, and shall not limit or otherwise affect the meaning hereof.

29.       GENERAL
(a)
No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. No waiver, modification or cancellation of any term or condition of this Agreement or any amendment thereto shall be effective unless executed in writing by the party to be charged. All remedies afforded by this Agreement shall he taken and construed as cumulative, that is, in addition to every other remedy provided herein or by law.

(b)	In the event that the date on which any payment is to be made under this Agreement is a Saturday, Sunday, or legal holiday, the payment shall be made on the next business day thereafter.
(c)	This Agreement shall be binding upon the parties hereto and their respective legal representatives, heirs, successors and assigns.
(e)
No oral or other representations, understandings or agreements have been made or relied upon in the making of this Agreement other than those specifically set forth herein. This Agreement supersedes all existing agreements by and between the parties hereto and constitutes final expression of their agreement with respect to the subject matter hereof and is a complete and exclusive statement of the terms thereof.

(f)        The Schedules attached to this Agreement are incorporated into and hereby made a part hereof.

IN WITNESS WHEREOF, the parties hereto hove caused this Agreement to be executed by their duly authorized officers, as the day and year first written above.

SALON CITY, INC.                                                                                KABLE DISTRIBUTION SERVICES, INC.
"PUBLISHER"                                                                                     "DISTRIBUTOR"

By: /s/ Steven Casciola                                                                              By: /s/ Morace M. Smith
Name and Title:  Steven Casciola, Pres/CEO                                              Name and Title:  Morace M. Smith,
                              Vice President Client Services

SCHEDULE "A"

TITLE	FREQUENCY	COVER PRICE U.S.	PUBLISHER'S BILLING PRICE U.S.
SALON CITY MAGAZINE	8x per year	$3.99	DELETED